Exhibit 99.1

Rithm Capital Corp. Enters into Amended Merger Agreement to Acquire Sculptor Capital Management For $12.70 Per Sculptor Class A Share

Daniel S. Och and Other Former EMDs Have Entered into Binding Agreement to Vote Shares in Support of the Rithm Transaction and Dismiss their Pending Litigation

Transaction Expected to Close Shortly After Sculptor Stockholders’ Meeting Scheduled on November 16, 2023

NEW YORK— October 27, 2023 — Rithm Capital Corp. (NYSE: RITM; “Rithm”) and Sculptor Capital Management Inc. (NYSE: SCU; “Sculptor”) today announced they have amended the terms of their previously announced definitive merger agreement (the “Amended Agreement”), pursuant to which Rithm will acquire Sculptor.  Under the Amended Agreement, which has been unanimously approved by the boards of directors of both companies, Sculptor Class A shareholders will receive $12.70 per share (the “Transaction”), representing an increase of 13.9% over Rithm’s original bid of $11.15 per share announced on July 24, 2023, and an aggregate transaction value of approximately $719.8 million. The Transaction represents a premium of 49.4% over the unaffected November 17, 2022, closing Class A share price of $8.50.

Daniel S. Och and other former EMDs have executed a transaction support agreement under which they will vote their shares, representing an aggregate of approximately 15.2% of the outstanding Sculptor voting shares, in favor of the Transaction.  The group has also agreed to dismiss their pending litigation with prejudice.

As part of the Amended Agreement, Rithm has also agreed to waive Sculptor’s client consent condition with respect to all Sculptor funds, provided that the closing of the Transaction occurs on or prior to November 17, 2023.

Michael Nierenberg, Chairman, Chief Executive Officer and President of Rithm stated, “We remain thrilled to partner with Sculptor and thank Dan and the other founders for their support of Rithm’s amended agreement.  We are confident this combination will deliver long-term value for stockholders and fund investors alike by bringing together two talented teams and platforms to create a superior asset management business.  We look forward to closing this transformational transaction that delivers great value to Sculptor and Rithm stockholders.”

Marcy Engel, Chair of the Board of Directors of Sculptor stated, “We are pleased to reach this amended agreement with Rithm, which delivers a highly attractive premium to Sculptor stockholders, and appreciate the support of Mr. Och and the other former EMDs in achieving this outcome for stockholders.”

The Sculptor Board of Directors, acting on the unanimous approval and recommendation of the Special Committee, has approved the Amended Agreement and recommends Sculptor stockholders vote in favor of the Amended Agreement.

As noted above all closing conditions have been satisfied—other than receipt of Sculptor stockholder approval and other customary conditions to be satisfied at the closing—and the transaction is expected to close shortly after the Sculptor stockholders’ meeting that is scheduled on November 16, 2023.

Advisors

Citi acted as the exclusive financial advisor to Rithm and Skadden, Arps, Slate, Meagher & Flom LLP and Debevoise & Plimpton LLP served as legal counsel to Rithm.  PJT Partners acted as financial advisor and Latham & Watkins LLP acted as legal counsel to Sculptor’s Special Committee.  J.P. Morgan Securities LLC acted as financial advisor and Ropes & Gray LLP acted as legal counsel to Sculptor.

About Rithm Capital

Rithm Capital is an asset manager focused on the real estate and financial services industries.  Rithm Capital’s investments in operating entities include leading origination and servicing platforms held through its wholly-owned subsidiaries, Newrez LLC, Caliber Home Loans Inc., and Genesis Capital LLC, as well as investments in affiliated businesses that provide residential and commercial real estate related services.  The Company seeks to provide attractive risk-adjusted returns across interest rate environments.  Since inception in 2013, Rithm Capital has delivered approximately $4.9 billion in dividends to shareholders.  Rithm Capital is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes and is headquartered in New York City.

About Sculptor

Sculptor is a leading global alternative asset manager and a specialist in opportunistic investing.  For over 25 years, Sculptor has pursued consistent outperformance by building an operating model and culture which balance the ability to act swiftly on market opportunity with rigorous diligence that minimizes risk.  Sculptor’s model is driven by a global team that is predominantly home-grown, long tenured and incentivized to put client outcomes first.  With offices in New York, London and Hong Kong, Sculptor invests across credit, real estate and multi-strategy platforms in all major geographies.  As of September 1, 2023, Sculptor had approximately $34.2 billion in assets under management.

Additional Information About the Transaction and Where to Find It

This press release relates to a proposed transaction between Rithm and Sculptor. In connection with the proposed transaction, Sculptor has filed with the SEC and mailed or otherwise provided to its stockholders a proxy statement regarding the proposed transaction. Sculptor may also file other documents with the SEC regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, SCULPTOR’S STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement and other documents containing information about Sculptor and the proposed transaction, once such documents are filed with the SEC (when available) from the SEC’s website at www.sec.gov and Sculptor’s website at www.sculptor.com. In addition, the proxy statement and other documents filed by Sculptor with, or furnished to, the SEC (when available) may be obtained from Sculptor free of charge by directing a request to Sculptor’s Investor Relations at investorrelations@sculptor.com.

Participants in the Solicitation

Sculptor and certain of its directors, executive officers and employees may be considered to be participants in the solicitation of proxies from Sculptor’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of Sculptor in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise is included in the proxy statement filed with the SEC. You may also find additional information about Sculptor’s directors and executive officers in Sculptor’s proxy statement for its 2023 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2023. You can obtain a free copy of this document from Sculptor using the contact information above.

No Offer or Solicitation

This press release is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. The proposed transaction will be implemented solely pursuant to the terms and conditions of the merger agreement, which contain the full terms and conditions of the proposed transaction.

Cautionary Note Regarding Forward-Looking Statements

The communication contains statements which may constitute “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the proposed transaction. All statements, other than statements of current or historical fact, contained in this communication may be forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” (or the negative of these terms) and other similar expressions are intended to identify forward-looking statements. These statements represent Sculptor’s current expectations regarding future events and are subject to a number of assumptions, trends, risks and uncertainties, many of which are beyond Sculptor’s control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Sculptor’s most recent annual and quarterly reports and other filings filed with the SEC, which are available on Sculptor’s website (www.sculptor.com).

Factors that could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied include, but are not limited to, the following risks relating to the proposed transaction: the occurrence of any event, change, or other circumstances that could give rise to the termination of the merger agreement; the satisfaction of closing conditions to the transaction on a timely basis or at all, including the ability to obtain stockholder approval; uncertainties as to the timing of the transaction; litigation relating to the transaction; the impact of the transaction on Sculptor’s business operations (including the threatened or actual loss of employees, clients or suppliers); incurrence of unexpected costs and expenses in connection with the transaction; and financial or other setbacks if the transaction encounters unanticipated problems. Other important factors that could cause actual results to differ materially from those expressed or implied include, but are not limited to, risks related to changes in the financial, equity and debt markets, risks related to political, economic and market conditions and other risks discussed and identified in public filings made by Sculptor with the SEC.

New risks and uncertainties emerge from time to time, and it is not possible for Sculptor to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this communication, and Sculptor expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Sculptor’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Rithm

Investor Relations
212-850-7770
ir@rithmcap.com

Media
Jon Keehner / Sarah Salky
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449
ritm-jf@joelefrank.com

Sculptor

Shareholder Services
Ellen Conti
Sculptor
212-719-7381
investorrelations@sculptor.com

Media
Jonathan Gasthalter
Gasthalter & Co.
212-257-4170
sculptor@gasthalter.com